Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Fidelity Southern Corporation Tax Deferred 401(k) Savings Plan f/k/a Fidelity National Corporation Tax Deferred 401(k) Savings Plan (“Plan”) on Form 11-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Palmer Proctor, Chairman and an Administrator of the Plan, certify, pursuant to 18 U.S.C.§ 1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 12(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Palmer Proctor

Name: Palmer Proctor
Title: Chairman and Plan Administrator

Date: June 27, 2003

A signed original of this written statement required by Section 906 has been provided to Fidelity Southern Corporation Tax Deferred 401(k) Savings Plan and will be retained by Fidelity Southern Corporation Tax Deferred 401(k) Savings Plan and furnished to the Securities and Exchange Commission or its staff upon request.